UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2015

Industrial Income Trust Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-54372	27-0477259
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

518 Seventeenth Street, 17th Floor Denver, CO		80202
(Address of principal executive offices)		(Zip Code)

(303) 228-2200

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As noted below, at a Special Meeting of Stockholders on October 21, 2015, the stockholders of Industrial Income Trust Inc. (the “Company”) approved an amendment (the “Amendment”) to the Company’s Second Articles of Amendment and Restatement (the “Charter”) to permit distributions in kind of beneficial interests in a liquidating trust that will be established to own and liquidate the remaining assets of the Company in connection with the Company’s proposed merger (the “Merger”) with and into Western Logistics II LLC (the “Merger Sub”), an entity indirectly controlled by Global Logistics Properties Limited. The Amendment was previously approved by the Company’s Board of Directors, and a description of the Amendment was included in the definitive proxy statement relating to the Special Meeting filed by the Company with the Securities and Exchange Commission (“SEC”) on September 4, 2015.

The Amendment became effective upon filing with the State of Maryland Department of Assessments and Taxation, which occurred on October 21, 2015. The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is attached as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held a Special Meeting of Stockholders on October 21, 2015 (the “Special Meeting”) in connection with the Merger. At the Special Meeting, the Company’s stockholders were asked to consider and vote on the following matters:

•	a proposal to approve the Merger and the other transactions contemplated by the previously announced Agreement and Plan of Merger, dated as of July 28, 2015, by and among the Company, Western Logistics LLC and Merger Sub (the “Merger Agreement”);

•	a proposal to approve the Amendment; and

•	a proposal to approve any adjournments of the Special Meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the Special Meeting to approve the Merger and the other transactions contemplated by the Merger Agreement and the Amendment.

At the Special Meeting, the Company’s stockholders approved the first two proposals set forth above. Because there were sufficient votes present to approve each of these two proposals, the third proposal was not submitted to a vote of the stockholders. Each of these proposals is described in further detail in the definitive proxy statement relating to the Special Meeting filed by the Company with the SEC on September 4, 2015.

On August 19, 2015, the record date for the Special Meeting, there were 214,271,401 shares of the Company’s common stock outstanding and entitled to vote. 124,857,477 shares (representing 58.27% of the outstanding shares of the Company’s common stock entitled to vote), constituting a quorum to conduct business at the meeting, were present either in person or by proxy at the Special Meeting. The final voting results for each proposal are set forth below.

	For	Against	Abstain
Proposal 1: To approve the Merger and the other transactions contemplated by the Merger Agreement.	119,858,691	1,722,726	3,276,060
Proposal 2: To approve the Amendment.	119,471,718	1,852,174	3,533,585

Because none of the proposals before the Special Meeting were “routine” matters, there were no broker non-votes occurring in connection with these proposals at the Special Meeting.

Item 7.01.	Regulation FD Disclosure.

On October 21, 2015, the Company issued a press release announcing the results of the voting at the Special Meeting, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit Description

3.1	Articles of Amendment to the Second Articles of Amendment and Restatement of Industrial Income Trust Inc.

99.1	Press release of Industrial Income Trust Inc., dated October 21, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL INCOME TRUST INC.

October 21, 2015	/s/ THOMAS G. MCGONAGLE
Thomas G. McGonagle
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

3.1	Articles of Amendment to the Second Articles of Amendment and Restatement of Industrial Income Trust Inc.

99.1	Press release of Industrial Income Trust Inc., dated October 21, 2015